Exhibit 99.1

Columbia Care Reports Third Quarter 2022 Results

Quarterly Revenue of $133 Million, an Increase of 2.4% QoQ

Gross Profit of $52 Million, an Increase of 2.5% QoQ

Adjusted Gross Margin1 of 43%, an increase of 33bps QoQ

Adjusted EBITDA1 of $21 Million, an Increase of 74.5% QoQ,

and Adjusted EBITDA Margin1 of 16%, an Increase of 653bps QoQ

NEW YORK, N.Y., November 14, 2022 – Columbia Care Inc. (NEO: CCHW) (CSE: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”) today reported financial and operating results for the third quarter ended September 30, 2022. All financial information presented in this release is in U.S. GAAP, unaudited and in thousands of U.S. dollars, unless otherwise noted, and comparisons to prior quarter and prior year are made on an as-converted basis under U.S. GAAP, unless otherwise noted.

“Our third quarter results are a testament to the embedded growth in our strategic footprint and the operational excellence we have developed over time. We achieved solid sequential topline growth and standout profitability improvements in another challenging quarter, with revenue increasing 2.4% sequentially to $133 million in the quarter. Adjusted EBITDA improved 74% over Q2 to $21 million, with sixteen of our seventeen markets generating positive EBITDA in the quarter. We continue to drive revenue and EBITDA growth in our emerging markets such as New Jersey, Virginia, and West Virginia, two of which are now among our top five markets by revenue and EBITDA. Based on the operational changes we’ve made, we’ve seen stabilization in our most mature markets – California and Colorado – materialize,” said Nicholas Vita, CEO of Columbia Care.

Vita continued, “We have made strategic operational decisions to prioritize quality production and efficiency, and redoubled efforts to manage costs as we face persistent macroeconomic headwinds that directly and materially impact the consumer wallet. Although we continue to anticipate a more challenging operating environment over the next 12-18 months, we are encouraged by the ongoing resilience we’ve seen throughout our markets and by the enthusiasm of the cannabis community. Furthermore, the difficult decisions we made 12-18 months ago are beginning to pay dividends as the efficiencies in cultivation and manufacturing positively impact our wholesale ramp while continued rationalization of SG&A amplifies the EBITDA improvements. The diversity of our footprint, including meaningful operations in the markets that are transitioning to adult use, is key to our growth. As we near the end of 2022, we are excited about the journey ahead where, together with Cresco Labs, we will create the leading company in cannabis.”

Third Quarter 2022 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Q3 2022	Q2 2022	Q3 2021[3]	% QoQ		% YoY
Revenue	$132,733	$129,571	$132,322	2.4%		0.3%
Gross Profit	$52,135	$50,848	$61,367	2.5%		-15.0%
Adj. Gross Profit[1,2]	$56,895	$55,118	$62,797	3.2%		-9.4%
Adj. Gross Margin[1,2]	42.86%	42.54%	47.46%	33	bps	-459	bps
EBITDA[1]	$4,419	$(3,996)	$(33,236)	N/A		N/A
Adj. EBITDA[1]	$20,993	$12,029	$24,777	74.5%		-15.3%

[1]	See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures.
[2]

Excludes $4.8 million in Q3 2022 relating to a one-time write-off in Colorado to reduce outdoor capacity, $4.3 million in Q2 2022 related to inventory revaluation adjustments and $1.4 million in Q3 2021 related to the mark-up of inventory acquired in acquisitions.

[3]	Figures for Q3 2021 are Combined, including dispensary and manufacturing operations in Ohio, Non-GAAP. Gross Profit is as reported in Q3 2021.

Top 5 Markets by Revenue in Q3[4]: California, Colorado, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q3[4]: Colorado, New Jersey, Ohio, Pennsylvania, Virginia

[4]	Markets are listed alphabetically

Operational Highlights for Third Quarter 2022

Enhancing and implementing scale with continued retail and wholesale growth:

•	Retail revenue increased modestly, 0.4% over Q2 2022, while wholesale revenue increased 14% sequentially – meaningful contributor to EBITDA

•

New Jersey retail locations expanded to full adult use hours in June 2022, market revenue increased more than 75% sequentially, with growth in wholesale of nearly five times the prior quarter, driven by the ramping scale in the new Vineland facility

•	No additional retail locations opened in Q3. Subsequent to quarter end, opened Carytown, Virginia Cannabist location, the Company’s fifth retail location in Virginia, bringing total dispensaries to 85

•	Additional dispensaries in development include 7 in Virginia, 1 in West Virginia, and 1 in New Jersey

•	Sixteen of seventeen markets produced positive EBITDA in the third quarter

Proven cultivation expertise and execution:

•

In Q3, completed first harvest out of the second cultivation facility in Vineland, New Jersey, which added approximately 270,000 square feet of cultivation and production capacity to the New Jersey footprint, as well as post-harvest automation equipment to support retail and wholesale growth

•

Cultivation efficiency and standardization across markets continued to improve, with focus on optimizing production planning, genetics selection, environmental controls, and plant management leading to improved potency and productivity; flower production costs declined approximately 5% sequentially across the national portfolio

•	In Ohio, the Mt. Orab cultivation facility expansion contributed to sequential improvement in Gross Margin

•	In Virginia, the expansion of Portsmouth facility led to a 4X increase in harvested plants; there is additional capacity to expand the current garden as demand increases in market

Sustained momentum on branding initiatives at retail and product levels:

•	Owned brands made up over 60% of all flower sales at Columbia Care locations in Q3

•	In Q3, launched a new loyalty program and mobile application, Stash Cash, in 14 markets

•	In August, launched the first pre-rolls in the New York market, marking Seed & Strain’s 14th market

•	Triple Seven, an award-winning premium brand, launched in Pennsylvania in August, bringing the footprint to ten markets

•

In October, launched Hedy, a new cannabis-infused edibles brand in six markets and a variety of form factors and flavors; Hedy is now available in Arizona, Colorado, Delaware, Massachusetts, Missouri and Virginia

•	With the opening of Carytown, Virginia Cannabist in October, there are now 32 Cannabist locations in the U.S.

Update on Cresco Transaction & Milestones Achieved

•	Cleared federal Hart Scott Rodino antitrust review in May

•	Received overwhelming approval from our shareholders, with over 98% of the votes cast in July in favor of the transaction

•	Final order granted by the Supreme Court of British Columbia in July

•	Announced execution of agreement relating to first asset divestiture on November 4, with Illinois, Massachusetts, and New York assets being sold to Sean “Diddy” Combs, via Combs Enterprises

•	The remainder of the asset divestiture process is continuing to move forward with additional announcement expected soon

•	Closing of Cresco transaction anticipated to be around the end of the first quarter of 2023

2022 Outlook

Columbia Care expects sequential topline performance to be flat to low-single digit growth in the fourth quarter. In addition, the Company expects an Adjusted EBITDA margin in the mid-to-high teens in the fourth quarter.

At this time, Columbia Care’s 2022 outlook does not assume any additional changes in the regulatory environment in markets where Columbia Care currently operates. This also excludes potential future market changes where a conversion from medical only to adult use is under consideration by a governor and/or legislature. The outlook does not assume any asset sales prior to Q1 2023. See “Caution Concerning Forward-Looking Statements” below for further discussion. This new revised outlook replaces all prior outlook and guidance provided by the Company.

Conference Call and Webcast Details

The Company will host a conference call on Monday, November 14, 2022 at 4:30 p.m. ET to discuss financial and operating results for the third quarter.

To access the live conference call via telephone, participants must pre-register at https://register.vevent.com/register/BIc703b752599546a7a28197c8bf33e7ad. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.columbia.care/ or at https://edge.media-server.com/mmc/p/j9ac4cjf.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 18 U.S. jurisdictions. Columbia Care operates 132 facilities including 99 dispensaries and 33 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, gLeaf, Classix, Press, Amber, Hedy and Platinum Label CBD. For more information on Columbia Care, please visit www.columbia.care.

Non-GAAP Financial Measures

In this press release, Columbia Care refers to certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. These measures do not have any standardized meaning in accordance with U.S. GAAP and may not be comparable to similar measures presented by other companies. Columbia Care considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) adjustments for acquisition and other non-core costs; (iii) fair value changes on derivative liabilities; (iv) fair value mark-up for acquired inventory; and (v) other one-time of non-recurring items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items will be contained in our quarterly report on Form 10-Q.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning Columbia Care’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: the timing for closing of the Cresco transaction and the related divestiture transactions, expectations related to growth and financial numbers including EBITDA, benefits of the Cresco transaction, ongoing business expectations, and timing for signing divestiture agreements.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including assumptions on the satisfaction of the conditions precedent to the closing of the Cresco transaction; the receipt of any necessary regulatory approvals in connection with the Cresco transaction; the impact of the Cresco transaction on the Company’s current and future operations, financial condition and prospects; the value of the Cresco shares; the costs of the Cresco transaction and potential payment of a termination fee in connection with the Cresco transaction; the ability to successfully integrate with the operations of Cresco and realize the expected benefits of the Cresco transaction; the ability to sign and close divestiture transactions related to the Cresco transaction; access to public and private capital for buyers of assets being divested in relation to the Cresco transaction; the fact that marijuana remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company or for Cresco; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-

use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the Common Shares; reliance on management; litigation; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; expectations for the potential benefits of any transactions including the acquisition of Green Leaf Medical and Medicine Man; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions (including the Cresco transaction) will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in Columbia Care’s Form 10 dated May 9, 2022, filed with the applicable securities regulatory authorities and described from time to time in documents filed by the Company with Canadian and U.S. securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Columbia Care undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Certain information in this press release, including the section entitled “2022 Outlook” may be considered as “financial outlook” within the meaning of applicable securities legislation including the revenue and Adjusted EBITDA margin guidance. The purpose of this financial outlook is to provide readers with disclosure regarding Columbia Care’s reasonable expectations as to the anticipated results of its proposed business activities for the periods indicated. Readers are cautioned that the financial outlook may not be appropriate for other purposes.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

ir@col-care.com

Media Contact

Lindsay Wilson

VP, Communications

+1.978.662.2038

media@col-care.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	September 30, 2021
Revenue	$132,733	$129,571	$123,087	$132,322
Cost of sales	(80,462)	(78,723)	(66,460)	(69,525)
Cost of sales related to business combination fair value adjustments to inventory	(136)	—	—	(1,430)

Gross profit	52,135	50,848	56,627	61,367
Selling, general and administrative expenses	(70,845)	(72,956)	(71,292)	(61,745)

Loss from operations	(18,710)	(22,108)	(14,665)	(378)
Other income (expense), net	(13,018)	(13,445)	(12,609)	(56,991)
Income tax benefit (expense)	(6,575)	(18,702)	(632)	12,999

Net loss	(38,303)	(54,255)	(27,906)	(44,370)
Net loss attributable to non-controlling interests	(2,872)	(427)	(1,270)	(1,474)

Net loss attributable to Columbia Care shareholders	(35,431)	(53,828)	(26,636)	(42,896)
Weighted average common shares outstanding - basic and diluted	399,227,935	394,023,144	376,397,260	325,416,684
Earnings per common share attributable to Columbia Care shareholders - basic and diluted	$(0.09)	$(0.14)	$(0.07)	$(0.13)

TABLE 2 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	September 30, 2021
Net loss	$(38,303)	$(54,255)	$(27,906)	$(44,370)
Income tax expense	6,575	18,702	632	(12,999)
Depreciation and amortization	21,808	20,058	21,210	16,076
Net interest and debt amortization	14,339	11,499	12,670	8,057

EBITDA (Non-GAAP)	$4,419	$(3,996)	$6,606	$(33,236)

Share-based compensation	$6,597	$7,678	$6,374	$4,695
Adjustments for acquisition and other non-core costs	10,084	14,727	3,169	56,735
Fair value changes on derivative liabilities	(243)	(6,380)	683	(4,847)
Fair value mark-up for acquired inventory	136		—	1,430

Adjusted EBITDA (Non-GAAP)	$20,993	$12,029	$16,832	$24,777

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in US $ thousands, unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	September 30, 2021
Net cash provided by (used in) operating activities	$(16,770)	$(71,961)	$(27,822)	$16,148
Net cash (used in) investment activities	$(14,276)	(28,127)	(29,555)	$(51,028)
Net cash provided by (used in) financing activities	$(371)	13,454	144,253	$(6,965)

TABLE 4 - CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (SELECT ITEMS)

(in US $ thousands, unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	September 30, 2021
Cash	$50,023	$81,440	$168,424	$116,931
Total current assets	208,515	256,110	323,883	255,940
Property and equipment, net	370,820	373,877	355,968	258,730
Right of use assets	259,655	254,849	250,413	237,624
Total assets	1,371,578	1,420,465	1,482,443	1,381,120
Total current liabilities	178,015	138,499	222,835	279,476
Total liabilities	870,701	892,496	952,743	819,475
Total equity	500,877	527,969	529,700	561,645